Second Amended and Restated Sub-Advisory Agreement
Wedge Capital Management LLP
	This Second Amended and Restated Sub-Advisory Agreement (the "Agreement"), effective as of February 20, 2012 (the "Effective Date"), by and among American Fidelity Dual Strategy Fund, Inc., a Maryland corporation (the "Fund"), American Fidelity Assurance Company, an insurance company organized under the laws of the State of Oklahoma (the "Advisor"), and Wedge Capital Management LLP (the "Sub-Advisor"), amends and restates in its entirety the Amended and Restated Sub-Advisory Agreement by and among the parties hereto dated January 1, 2009 (the "Previous Agreement").

RECITALS
      A. The Fund is engaged in business as an open-end, diversified management company and is registered as such under the Investment Company Act.
      B. The Advisor and the Fund are parties to a Management and Investment Advisory Agreement dated as of May 1, 2003, as amended January 5,
	 2009 (the "Advisory Agreement"), pursuant to which the Advisor acts as investment advisor to the Fund.
      C. The Sub-Advisor is engaged principally in the business of rendering investment advisory services and is registered as an investment advisor under the Investment Advisers Act.
      D. The Advisor and the Sub-Advisor previously obtained approval by a Majority Vote of Shareholders (defined below) to retain the Sub-Advisor to furnish investment advisory services to the Advisor with respect to certain assets of the Fund, and the Sub-Advisor has rendered such investment advisory services prior to the date hereof pursuant to the Previous Agreement.
      E. The parties desire to amend and restate the Previous Agreement, as set forth herein.

AGREEMENT
     The parties agree as follows:
            1. DEFINITIONS:  Unless otherwise defined in this Agreement,
	       capitalized terms shall have the meanings commonly ascribed to
	       them in the federal securities laws and related rules and
	       regulations.  In addition, the following terms shall mean:
                  (a) Advisor:     As defined in the introductory paragraph
		      of this Agreement.
                  (b) Custodian:     InvesTrust, N.A. a special purpose
		      bank chartered by the Office of the Comptroller of the
		      Currency.
                  (c) Fund:     As defined in the introductory paragraph of
		      this Agreement.
                  (d) Investment Advisers Act:     The Investment Advisers
		      Act of 1940, as amended.
                  (e) Investment Assets:     Those assets of the Fund as
		      the Advisor and the Fund shall specify in writing,
		      from time to time, including cash, stocks, bonds and
		      other securities that the Advisor deposits with the
		      Custodian and places under the investment supervision
		      of the Sub-Advisor, together with any assets that are
		      added at a subsequent date or which are received as a
		      result of the sale, exchange or transfer of such
		      Investment Assets.
                  (f) Investment Company Act:     The Investment Company Act
		      of 1940, as amended.
                  (g) Majority Vote of Shareholders:      The vote, in
		      accordance with Section 2(a)(42) of the Investment
		      Company Act, at an annual or a special meeting of the
		      Shareholders of: (i) sixty-seven percent (67%) or more
		      of the voting securities present at the meeting, if the
		      holders of more than fifty percent (50%) of the
		      outstanding voting securities of the Fund are present
		      or represented by proxy, or (ii) more than fifty percent
		      (50%) of the outstanding voting securities of the Fund,
		      whichever is less.
                  (h) SEC:     The Securities and Exchange Commission.
                  (i) Securities Act:     The Securities Act of 1933, as
		      amended.
                  (j) Securities Exchange Act:     The Securities Exchange Act
		      of 1934, as amended.
                  (k) Shareholders:     The beneficial owners of the Fund's
		      securities.
                  (l) Sub-Advisor:     As defined in the introductory paragraph
		      of this Agreement.
            2. APPOINTMENT OF THE SUB-ADVISOR.     Effective as of the date
	       hereof, the Advisor hereby appoints the Sub-Advisor to serve as
	       investment advisor to the Advisor with respect to the Investment
	       Assets of the Fund, and the Sub-Advisor accepts such appointment
	       and agrees to render the services and to assume the obligations
	       set forth in this Agreement.
            3. THE INVESTMENT ASSETS.     Subject to supervision by the Advisor
	       and the Fund's Board of Directors, the Sub-Advisor shall manage
	       the investment operations of the Investment Assets.  The Advisor
	       may make additions to or withdrawals from the Investment Assets
	       in any amounts the Advisor determines appropriate or necessary.
            4. CUSTODIANSHIP OF THE INVESTMENT ASSETS.     The Investment
	       Assets have been deposited with the Custodian and are
	       maintained by the Custodian in safekeeping on its premises, in
	       a recognized clearing corporation, or in the Federal Reserve
	       book-entry system, in the name of the Fund, the Custodian or
	       the clearing corporation, or in the nominee name of any of
	       these.  The Advisor will give the Sub-Advisor prior notice
	       if any other entity is appointed to serve as Custodian for
	       the Investment Assets.  The term "Custodian" includes all
	       successors to the presently serving Custodian.  The
	       Sub-Advisor shall have no responsibility or liability for
	       custody arrangements or for the actions or
	       omissions of the Custodian.
            5. MANAGEMENT OF INVESTMENT ASSETS.
                  5.1 GENERAL POWERS AND DUTIES.
                        (a)	General.     For the term of this Agreement,
				the Sub-Advisor, subject to the provisions
				of Sections 3, 5.1 and 5.2 of this Sub-Advisory
				Agreement, has complete discretion and authority
				in the investment and reinvestment of the
				Investment Assets.  Subject to specific written
				instructions of the Advisor, the Sub-Advisor must
				determine what securities or other property will
				be acquired, held, or disposed of and, subject
				to the provisions of Section 5.4 of this Agreement,
				what portion of the Investment Assets will be held
				uninvested.  The Sub-Advisor's investment and
				reinvestment authority includes, without
				limitation, authority to purchase, sell, exchange,
				convert, trade, and generally to deal in the
				Investment Assets.
                        (b)	Instructions to Custodian.     The Sub-Advisor is
				hereby authorized to give instructions to the
				Custodian with respect to the consummation of
				transactions on behalf of the Advisor in the
				Investment Assets, and the Sub-Advisor has
				authority to direct the Custodian with respect
				to the investment and management of the Investment
				Assets.  The Custodian is hereby authorized to
				act in response to instructions given by the
				Sub-Advisor.  The Advisor agrees to take any
				action and deliver any certificates reasonably
				necessary to confirm this authorization to the
				Custodian.
                        (c)	Voting Rights.     The Sub-Advisor's authority
				includes the exercise of all voting rights
				pertaining to the Investment Assets.  The
				Sub-Advisor has the duty to maintain accurate
				records as to any vote or action taken with
				respect to any stock or other securities which
				are part of the Investment Assets and to take
				such further action as may be necessary for
				the Fund to participate fully in any transaction
				undertaken by issuers of Investment Assets.
                        (d)	Tax Lot Selection Methods for Sales.  Unless
				otherwise instructed in writing by the Advisor
				or the Board of Directors of the Fund, the
				Sub-Advisor will use the first in, first out
				(FIFO) method as the default tax lot selection
				method with regard to the Investment Assets.
                  5.2 INVESTMENT POLICY.     Investment objectives, policies
		      and other restrictions for the management of the Investment
		      Assets, including requirements as to diversification,
		      are set forth in Exhibit A to this Agreement.  The
		      Sub-Advisor must discharge its duties hereunder in
		      accordance with Exhibit A as revised or supplemented
		      in separate written instructions provided from time to
		      time by the Advisor or the Fund's Board of Directors.
                  5.3 PRUDENCE AND DIVERSIFICATION.     The Sub-Advisor must
		      discharge its duties under this Agreement at all times
		      with the care, skill, prudence and diligence that a
		      prudent person acting in a like capacity and familiar
		      with such matters would use in conducting an enterprise
		      of a like character and with like aims.
                  5.4 MINIMUM LIQUIDITY REQUIREMENTS.     The Advisor will give
		      the Sub-Advisor reasonable advance notice of any cash
		      requirements from the Investment Assets, and the
		      Sub-Advisor will maintain in cash or cash equivalents
		      sufficient assets to meet such cash requirements.
                  5.5 BROKERS AND DEALERS.
                        (a)	Instructions.     The Sub-Advisor is hereby
				empowered to issue orders directly to a broker
				or dealer for the purchase, sale or exchange
				of securities with respect to the Investment
				Assets.  The Sub-Advisor must give the
				Custodian and the Advisor prompt written
				notification of each such execution in
				accordance with the provisions of Section
				6.1 of this Agreement, and the Sub-Advisor
				must instruct the broker or dealer to forward
				copies of the confirmation of the execution
				of the order to the Custodian and the Advisor.
                        (b)	Selection of Securities Brokers and Dealers.
				The Sub-Advisor may select and employ securities
				brokers and dealers to effect any securities
				transactions concerning the investment management
				of the Investment Assets. In selecting brokers
				and dealers and placing orders with them, the
				Sub-Advisor must use its commercially reasonable
				best efforts to obtain for the Investment Assets
				the most favorable net price and "best execution"
				available, except to the extent otherwise provided
				by Section 28(e) of the Securities Exchange Act or
				by other applicable law; provided, however, in
				seeking the best execution available with respect
				to securities transactions involving the Investment
				Assets, the Sub-Advisor shall give consideration to
				the overall quality of brokerage and research
				services provided, it being understood and agreed
				that "best execution" is not limited to obtaining
				the lowest commission for each transaction.
				Notwithstanding anything in this subsection to the
				contrary, the Advisor may instruct the Sub-Advisor
				in writing to engage securities brokers and dealers
				specified by the Advisor to effect, with respect to
				the Investment Assets, securities transactions or
				particular securities transactions, and the
				Sub-Advisor must act in accordance with those
				instructions, provided the broker appears on
				Sub-Advisor's list of approved brokers. The
				Sub-Advisor will not be responsible or liable for
				any acts or omissions by any broker or dealer
				selected pursuant to this subsection; provided that,
				the Sub-Advisor has acted reasonably in the exercise
				of due care in the selection of the broker or dealer
				and has not otherwise directly or indirectly
				participated in those acts or omissions by the broker
				or dealer.
                        (c)	Affiliated Brokers.     Unless authorized in
				writing by the Advisor, neither the Sub-Advisor nor
				any parent, subsidiary or related firm, individual
				or other entity related to the Sub-Advisor will act
				as a securities	broker with respect to any purchase
				or sale of securities made on behalf of the Fund.
                  5.6 OTHER ACCOUNTS OF THE SUB-ADVISOR.     It is understood
		      that the Sub-Advisor performs investment advisory services for
		      various clients and accounts other than the Advisor.  The
		      Sub-Advisor may give advice and take action in the performance
		      of its duties with respect to other clients or accounts that
		      may be the same as or may differ from the timing or nature of
		      action taken with respect to the Investment Assets, provided
		      that the Sub-Advisor allocates to the Investment Assets, to
		      the extent practicable and except as contemplated on Schedule
		      5.6, opportunities to acquire or dispose of investments over
		      a period of time on a basis no less favorable than its
		      allocation of such opportunities to other clients and
		      accounts and seeks over a period of time to obtain comparable
		      execution of similar transactions among its clients.  Advisor
		      acknowledges and agrees that Sub-Advisor may aggregate
		      purchase or sale orders for the Fund with purchase or sale
		      orders for the same security for other clients' accounts
		      where such aggregation is likely to result generally in a
		      more favorable net result for its clients; however,
		      Sub-Advisor is under no obligation to aggregate orders.  It
		      is understood that the Sub-Advisor will not have any
		      obligation to purchase or sell, or to recommend for
		      purchase or sale, for the Fund any security which the Sub-
		      Advisor, its principals, affiliates or employees may
		      purchase or sell for its or their own accounts or for the
		      account of any other client,if in the opinion of the Sub-
		      Advisor such transaction or investment appears unsuitable,
		      impractical or undesirable for the Fund.
                  5.7 LIABILITY OF SUB-ADVISOR.      The Sub-Advisor shall act
		      in good faith in rendering services in connection with this
		      Agreement.  Nothing contained herein shall make the Sub-
		      Advisor be liable for any loss incurred by the Fund in
		      connection with services provided by the Sub-Advisor in
		      accordance with this Agreement so long as the
		      Sub-Advisor acts in good faith and fulfills its duties
		      under this Agreement; provided, however, that nothing herein
		      shall protect the Sub-Advisor against liability to the Fund
		      to which the Sub-Advisor would otherwise be subject, by
		      reason of its willful misfeasance, bad faith or gross
		      negligence in the performance of its duties, or
		      by reason of its reckless disregard of its obligations and
		      duties under this Agreement.  Nothing in this Agreement
		      shall protect the Sub-Advisor from any liabilities which
		      it may have under the Securities Act, the Investment
		      Company Act or the Investment Advisers Act.
            6. INFORMATION AND REPORTS.
                  6.1 REPORTS TO ADVISOR.     The Sub-Advisor must submit a
		      daily written report to the Advisor promptly following the
		      close of regular trading on the New York Stock Exchange
		      detailing the actions taken by the Sub-Advisor under this
		      Agreement during that day.  The report must contain the
		      information in the form that the Advisor has or will from
		      time to time specify.  In addition, the Sub-Advisor must
		      provide other reports on the performance of the Investment
		      Assets at such times, for such periods and in such form
		      as the Advisor or the Fund's Board of Directors reasonably
		      request.
                  6.2 RECORDS AND ACCOUNTS.     The Sub-Advisor must keep
		      accurate and detailed records and accounts of the Investment
		      Assets and of all receipts, disbursements and other
		      transactions affecting the Investment Assets.  The
		      Sub-Advisor will make all its records, accounts and
		      documents relating to the Investment Assets available
		      at all reasonable times and under reasonable conditions for
		      inspection and audit by any person or persons designated by
		      the Advisor or the Fund's Board of Directors.
                  6.3 CODE OF ETHICS.     The Sub-Advisor has adopted a written
		      code of ethics complying with the requirements of Rule
		      17j-1 of the nvestment Company Act and Rule 204A-1 of the
		      Investment Advisers Act (the "Code of Ethics") and has
		      provided a copy of such Code of Ethics to the Fund.  The
		      Sub-Advisor agrees to deliver a copy of the Code of Ethics
		      to the Fund promptly after any material changes are made,
		      highlighting or summarizing such material changes.  Upon
		      request, the Chief Compliance Officer of the Sub-Advisor
		      shall certify to the Fund that, with regard to the
		      period identified by the Fund in its request:
                        (a)	The Sub-Advisor has provided to the Fund the
				Sub-Advisor's Code of Ethics that is in effect;
                        (b)	The Sub-Advisor has complied with the requirements
				of Rule 17j-1 and Rule 204A-1;
                        (c)	The Sub-Advisor has adopted procedures reasonably
				necessary to prevent its "Access Persons" (as
				defined in Rule 17j-1 of the Investment Company Act)
				from violating the Code of Ethics; and
                        (d)	There have been no violations of the Code of
				Ethics or, if any violation has occurred, the nature
				of such violation and of the action taken in response
				to such violation.
                  6.4 COMPLIANCE PROGRAM.     The Sub-Advisor has adopted
		      written policies and procedures in compliance with the
		      requirements of Rule 38a-1 of the Investment Company Act and
		      Rule 206(4)-7 of the Investment Advisers Act (the "Compliance
		      Procedures") and has provided a copy of such Compliance
		      Procedures to the Fund.  The Sub-Advisor agrees to provide
		      a copy of the Compliance Procedures to the Fund promptly after
		      any material changes are made, highlighting or summarizing
		      such material changes.  Upon request, the Chief Compliance
		      Officer of the Sub-Advisor shall certify that:
                        (a)  	The Sub-Advisor has provided to the Fund the Sub-
				Advisor's Compliance Procedures that are in effect
				at that time;
                        (b) 	The Sub-Advisor has reviewed, during the preceding
				12-month period, the adequacy of its Compliance
				Procedures and the effectiveness of the
				implementation of the Compliance Procedures;
                        (c)  	The Compliance Procedures are reasonably designed
				to prevent violation, by the Sub-Advisor and its
				Supervised Persons, of the Federal Securities Laws,
				including the Investment Advisers Act and related
				rules issued by the SEC; and
                        (d) 	With regard to the period identified by the Fund
				in its request, there have been no violations of
				the Compliance Procedures or, if any violation
				has occurred, the nature of such violation and
				of the action taken in response to such violation.
                  6.5 PROXY VOTING RECORDS AND POLICY.
                        (a) 	The Sub-Advisor has adopted and implemented
				written policies and procedures pursuant to Rule
				206(4)-6 of the Investment Advisers Act that are
				reasonably designed to ensure that the Sub-Advisor
				votes client securities in the best interest of
				its clients (the "Proxy Voting Policy"), and the
				Sub-Advisor has provided a copy of such Proxy
				Voting Policy to the Fund.  The Sub-Advisor
				agrees to provide a copy of the Proxy Voting Policy to
				the Fund promptly after any material changes are made,
				highlighting or summarizing such material changes.
                        (b) 	The Sub-Advisor agrees to maintain an accurate
			 	summary of any vote cast or proxy granted by the
				Sub-Advisor on behalf of the Fund (the "Voting
				Records"), and,  upon request, the Sub-Advisor
				shall provide the Voting Records in the form
				specified in writing to the Sub-Advisor
				by the Fund, and the Sub-Advisor's Chief Compliance
				Officer shall certify that, with regard to the period
				identified by the Fund in its request, the Voting
				Records accurately reflect the votes cast and proxies
				granted by the Sub-Advisor on behalf of the Fund during
				the identified period, each of which vote or proxy was
				cast or granted in compliance with the Sub-Advisor's
				Proxy Voting Policy.
                  6.6 PAY TO PLAY POLICY.  The Sub-Advisor has adopted a "Pay to
		      Play Policy" complying with the requirements of Rule 206(4)-5
		      of the Investment Advisers Act (the "Pay to Play Rule") and has
		      provided a copy of such Pay to Play Policy to the Fund.  The
		      Sub-Advisor understands that the Fund is a "Covered Investment
		      Pool", as defined in the Pay to Play Rule, and the Fund agrees
		      to deliver to the Sub-Advisor such information as the
		      Sub-Advisor may request to ensure the Sub-Advisor's compliance
		      with the Pay to Play Rule.
                  6.7 FORM ADV.     Advisor acknowledges receipt of Sub-
		      Advisor's Disclosure Statement, as required by Rule 204-3
		      under the Investment Advisers Act of 1940, prior to the
		      execution of this Agreement.  If provided less than 48 hours
		      prior to the date of execution of this Agreement, Advisor
		      shall have the option to terminate this Agreement without
		      penalty in writing within five business days after that date
		      of execution; provided, however, that any investment action
		      taken by Sub-Advisor with respect to the Investment Assets
		      prior to the effective date of such termination shall be at
		      the Fund's risk.  The Sub-Advisor agrees to provide a copy
		      of its current Form ADV (Parts I and II) to the Fund within
		      90 days of the end of each calendar year.
                  6.8 EXCHANGE OF INFORMATION.     The Advisor and the Sub-
		      Advisor agree to provide the information that the
		      Sub-Advisor or the Advisor, as the case may be, reasonably
		      requests to enable it to carry out its duties, obligations
		      and responsibilities under this Agreement or applicable law.
                  6.9 INFORMATION TO BE CONFIDENTIAL.     All information and
		      advice furnished to or obtained by the Advisor or the
		      Sub-Advisor under or in connection with this Agreement will
		      be treated as confidential and will not be disclosed to
		      third parties except as required by law.  This provision
		      must not be construed to limit the Advisor's or the Fund's
		      ability to comply with the disclosure obligations of an
		      investment company to its securities holders under the
		      federal securities laws.  Notwithstanding the foregoing,
		      the Fund agrees to allow Sub-Advisor to inform others
		      that they are a client of Sub-Advisor by appearance on a
		      representative list or other means.
            7. FEE PAYABLE TO SUB-ADVISOR.     For services under this
	       Agreement, the Sub-Advisor shall be entitled to receive from the
	       Advisor a fee in an amount equal to 0.50% per year on the first
	       $25,000,000 of Investment Assets, 0.40% per year on the next
	       $75,000,000 of Investment Assets, and 0.30% per year on all
	       Investment Assets over $100,000,000.  Fees will be billed
	       quarterly in arrears, based on market value as of the last
	       business day of the quarter.  Sub-Advisor shall not be
	       compensated on the basis of a share of capital gains upon,
	       or capital appreciation of, the Investment Assets.  This
	       fee is payable in arrears as soon as practicable, but not
	       more than ten business days, after the last day of each
	       calendar quarter.
            8. MEETINGS WITH ADVISOR AND FUND.     A representative of the
	       Sub-Advisor will personally meet with the Investment Committee
	       of the Advisor or its designated representative as reasonably
	       requested by the Advisor to explain the investment and management
	       activities of the Sub-Advisor and any reports related thereto,
	       at such times as may be mutually agreed upon by the Sub-Advisor
	       and the Advisor.  In addition, upon request, each year, a
	       representative of the Sub-Advisor will attend one or more of the
	       meetings of the Fund's Board of Directors and will be prepared
	       to discuss the Sub-Advisor's economic outlook, investment strategy,
	       individual holdings included in the Investment Assets and such
	       other related matters as the Board of Directors requests.
            9. INDEMNIFICATION.     In addition to any other rights the Advisor
	       or the Fund may have against the Sub-Advisor, the Sub-Advisor
	       will indemnify the Advisor and the Fund and hold them harmless
	       with respect to any loss or damage, or costs or expenses suffered
	       by them as a result of (i) the Sub-Advisor's failure to provide
	       notice within one day to the Advisor or the Fund of any trade,
	       transfer, exchange, redemption or other corporate action that
	       occurs with regard to a portfolio security held by the Fund,
	       or (ii) a breach by the Sub-Advisor of this Agreement, or
	       (iii) the willful misfeasance, bad faith or gross negligence
	       of the Sub-Advisor, or (iv) the willful misfeasance, bad faith
	       or gross negligence of any of the Sub-Advisor's employees, or
	       agents acting under its supervision or control performing any
	       of its obligations and duties or (v) by reason of the
	       Sub-Advisor's reckless disregard of its obligations and duties
	       under this Agreement, the Investment Advisers Act or any other
	       applicable law or regulation; provided, the Sub-Advisor shall
	       have no responsibility or liability for any loss incurred by
	       reason of any act or omission of the Advisor or the Custodian.
            10. AMENDMENT.     This Agreement may be amended at any time by
		written agreement of the parties, provided that any material
		amendment will not be effective unless approved in accordance
		with the Investment Company Act.
            11. TERM AND TERMINATION.
                  11.1 TERM.
                        (a)	Term.  This Agreement shall have an initial term
				of one year from the Effective Date and thereafter
				shall continue from year to year if continuance is
				approved at least annually by (a) the Fund's Board
				of Directors or a Majority Vote of Shareholders and
				(b) the vote of a majority of the members of the
				Fund's Board of Directors who are not Interested
				Persons of the Sub-Advisor or of the Fund cast in
				person at a meeting called for the purpose of
				voting on such approval.
                        (b)	Duration.     Unless sooner terminated as
				provided herein, this Agreement shall continue in
				effect for an initial period of one year from the
				Effective Date, and it shall continue in effect
				from year to year, but only so long as such
				continuance is specifically approved at least
				annually in accordance with the Investment Company
				Act.
                  11.2 TERMINATION.
                        (a)	Automatic Termination.     This Agreement shall
				automatically terminate in the event of its
				assignment, within the meaning of Section 15(a)
				of the Investment Company Act, unless an order
				of the SEC is issued exempting such assignment.
				If at any time the Sub-Advisor ceases to be an
				"investment advisor" in accordance with the
				Investment Advisers Act, this Agreement will
				automatically terminate.  No penalty or payment
				of any kind by the Advisor will be due upon an
				automatic termination
                        (b)	Termination by Advisor, Board of Directors of
				the Fund or Shareholders of the Fund.     This
				Agreement may be terminated at any time, upon
				written notice to the Sub-Advisor, without
				payment of any penalty, by the Advisor, the
				Board of Directors of the Fund or by a Majority
				Vote of Shareholders.  Notwithstanding that the
				effective date of any such termination may be
				fewer than 30 days after the date of notice of
				termination, the Sub-Advisor shall be
				compensated for 30 days after the date of notice
				of termination, and such compensation shall not
				constitute payment of a penalty in connection
				with such termination.  Any compensation paid
				pursuant to this subsection 11.2(b) shall be
				calculated based on the Investment Assets as of
				the effective date of the termination.
                        (c)	Termination By Sub-Advisor.     The Sub-Advisor
				may terminate this Agreement at any time upon
				30 days' prior written notice to the Advisor
				and the Fund.
                        (d)	Prorated Fee.     If this Sub-Advisory Agreement
				shall terminate at any time other than at the
				end of a calendar quarter, the Sub-Advisor shall
				be entitled to receive the fee set forth in
				Section 7 hereof for the portion of the quarter
				elapsed prior to the date of termination,
				prorated on a daily basis.
            12. MISCELLANEOUS.
                  12.1 ERRORS AND OMISSIONS POLICY.     The Sub-Advisor agrees
		       that, at its sole expense, it will maintain an errors and
		       omissions insurance policy that covers the acts, errors
		       and omissions by the Sub-Advisor and its employees and
		       agents during the term of this Agreement.  Upon request
		       of the Advisor, the Sub-Advisor will promptly provide
		       evidence of such insurance.
                  12.2 GOVERNING LAW; SEVERABILITY.     This Agreement and its
		       performance shall be governed by and construed in
		       accordance with the applicable laws of the United States
		       and, to the extent permitted by such laws, with the laws
		       of the State of Oklahoma. In case any provision of this
		       Agreement is held illegal or invalid for any reason, that
		       illegality or invalidity will not affect the remaining
		       provisions of this Agreement but will be fully severable,
		       and this Agreement will be construed and enforced as if
		       the illegal or invalid provision had not been included
		       herein.
                  12.3 NOTICES.     Unless the parties otherwise agree, all
		       notices, instructions and advice with respect to matters
		       contemplated by this Agreement must be in writing and
		       are effective when received.  Delivery must be made
		       personally, by registered or certified mail, return
		       receipt requested, overnight courier or confirmed
		       facsimile and addressed as follows:
Advisor: American Fidelity Assurance Company
P.O. Box 25523
Oklahoma City, Oklahoma 73106
Attention:  Investment Department
Telephone:  (405) 523-5398
Facsimile:  (405) 523-5573Fund:American Fidelity Dual Strategy Fund, Inc.
2000 Classen Boulevard
Oklahoma City, Oklahoma  73106
Attention:  Chief Compliance Officer
Telephone:  (405) 523-2000
Facsimile:  (405) 523-5573
With copies to:
Jennifer Wheeler
McAfee & Taft A Professional Corporation
Two Leadership Square
211 North Robinson, 10th Floor
Oklahoma City, Oklahoma  73102
Telephone:  (405) 552-2273
Facsimile:  (405) 228-7473
Email:  jennifer.wheeler@mcafeetaft.com
Sub-Advisor:Wedge Capital Management LLP
301 South College Street, Suite 2920
Charlotte, North Carolina  28202
Attention:  John G. Norman,
	Executive Vice President
Telephone:  (704) 334-6475
Facsimile:  (704) 334-3542

Any party may change any of the above information by providing notice to the other
parties in the manner set forth above.  All reports required to be delivered by the
Sub-Advisor to the Advisor pursuant to Section 6.1 of this Agreement must be delivered in the manner specified from time to time by the Advisor.
                  12.4 COMPLIANCE WITH LAWS.     Nothing in this Agreement
			shall be deemed to authorize the Sub-Advisor to effect any transactions in contravention of its fiduciary obligations, duties or responsibilities under the Investment Advisers Act, this Agreement or any other applicable federal or state laws or regulations (including all applicable securities laws and regulations) or the rules of any national securities exchange. The Sub-Advisor will at all times comply with the Investment Advisers Act and other applicable laws, regulations and rules in performing its duties under this Agreement.
                  12.5 NOTICE OF PARTNERSHIP CHANGES.     Sub-Advisor will
			notify Fund of any change in the membership of its partnership within a reasonable time after such
			change.
                  12.6 W-9.     Advisor authorizes Sub-Adviser to execute
			and deliver for the Fund IRS Form W-9 (Request for Taxpayer Identification Number and Certification).
			The Fund is not now (and will promptly notify Sub-Advisor should it become) subject to
		        back-up withholding.
                  12.7 COUNTERPARTS.     This Agreement may be executed in
			one or more separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed as of the day and year first above written. Each party represents that it is duly authorized and empowered to enter into and perform this Agreement.
FUND: AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

By:	____________________________
     Name: David R. Carpenter
     Title:  President   ADVISOR:AMERICAN FIDELITY ASSURANCE COMPANY

By:	____________________________
     Name:  Robert D. Brearton
     Title:    Executive Vice President  SUB-ADVISOR:WEDGE CAPITAL MANAGEMENT
LLP

By:	____________________________
     Name:  R. Michael James
     Title:    General Partner
Schedule 5.6
Other Accounts of Sub-Advisor
      Sub-Advisor, at its sole discretion, may execute transactions relating to the
      Investment Assets separately from, and subsequent to, transactions relating to assets held on behalf of other clients in order to accommodate the Fund's Investment Guidelines that necessitate manual, rather than electronic, review
      by the Sub-Advisor.


EXHIBIT A
American Fidelity Assurance Company
American Fidelity Dual Strategy Fund
Investment Objectives, Policies and Other Restrictions
I. INVESTMENT OBJECTIVES:
The Fund's investment objectives are, primarily, long-term growth of capital and,
secondarily, the production of income. Such objectives do not preclude infrequent
investments for short-term capital appreciation.
The Fund normally invests in a diversified portfolio consisting primarily of common stocks based upon an assessment of particular industries or companies. The
Fund attempts to maintain sufficient cash balances to meet variable annuity contract payments. The Fund's assets may be held in cash or cash equivalents or in United States Government securities for this purpose. The Fund does not engage in the purchase or sale of puts, calls or other options or in writing such options.
The Sub-Advisor, after consulting with the Advisor and obtaining Advisor approval,
may determine that prevailing market and economic conditions indicate that investments other than common stocks may be advantageous, in which event investments may be made on a short term basis in United States Government securities, bonds, notes or other evidences of indebtedness, issued publicly, of a type customarily purchased for investment by institutional investors.
II. FUNDAMENTAL INVESTMENT POLICIES:
      The Sub-Advisor must comply with the following:
A.	Not purchase securities that would cause more than five percent (5%) of
	the value of the Investment Assets placed with the Sub-Advisor to be invested in securities of any one issuer, except obligations of the United States Government and instrumentalities thereof.
B.	Not more than ten percent (10%) of the voting securities of any one
	issuer will be acquired.
C.	Not more than twenty-five (25%) of the value of the Investment Assets
	placed with the Sub-Advisor will be invested in any one industry.
D.	No borrowings will be made.
E.	The Sub-Advisor will ensure that the Fund does not act as an
	underwriter of securities of other issuers.
F.	Investment in real estate will be limited to shares of real estate
	investment trusts investing in equity real estate, up to ten percent (10.0%) of Investment Assets placed with the Sub-Advisor. Investment in private placements and other illiquid assets will not be made.
G.	No purchase of commodities or commodity contracts will be effected.
H.	Puts, calls or other options will not be purchased.
I.	Loans will not be made except through the acquisition of publicly
	traded bonds, debentures or other evidences of indebtedness of a
	type customarily purchased by institutional investors.
J.	Investment will not be made in the securities of a company for the
	purpose of exercising management or control.
K.	Investment in securities of other investment companies will not be
	made except for money market funds. Up to ten percent (10%) of Investment Assets placed with the Sub-Advisor may be invested in
	money market funds, provided that not more than three percent (3%)
	of the total outstanding voting stock of any one investment
	company may be held.
L.	Investments in repurchase agreements will be limited to the top
	thirty-five (35) U.S. banks, by deposits, that are rated at least
	"B/C" by Keefe, Bruyette, Woods, a national bank rating agency or
	a comparable rating from a similar bank rating service. Additionally, there must be an appropriate amount of excess collateralization depending upon the length of the agreement, to protect against
	downward market fluctuation and the Fund must take delivery of the collateral. The market value of the securities held as collateral
	will be valued daily. In the event the market value of the collateral falls below the repurchase price, the bank issuing the repurchase agreement will be required to provide additional collateral
	sufficient to cover the repurchase price.
M.	Short sales of securities will not be made.
N.	Purchases will not be made on margin, except for such short-term
	credits necessary for the clearance of transactions.
O.	Investments in high-yield or non-investment grade bonds will not
	be made.
P.	Investments in the equity securities of foreign corporations will
	be limited to American Depositary Receipts ("ADRs"), other
	depositary receipts and ordinary shares which are denominated in
	U.S. dollars and publicly traded in the United States. Not more
	than thirty-five percent (35%) of the Investment Assets placed
	with the Sub-Advisor will be invested in foreign issuers. In
	addition, not more than twenty percent (20%) of the Investment
	Assets placed with the Sub-Advisor will be invested in issuers
	from any one foreign country.
III. ADDITIONAL INVESTMENT RESTRICTIONS:
      The Sub-Advisor must comply with the Additional Investment
      Restrictions set forth below. To the extent that these Additional Investment Restrictions conflict with the Fundamental Investment Policies, the Additional Investment Restrictions shall govern.
A.	The Sub-Advisor shall conform to the following issuer guidelines
	at the time of purchase.
	1.  A minimum market capitalization of one billion dollars
	    ($1,000,000,000).
	2.  Audited financial statements for at least three (3) years
	    of operation.
	3.  Fifty million dollars ($50,000,000) or more in stockholders
	    equity.
B.	Lending of securities will not be permitted.
C.	The Fund will not invest in the securities of tobacco-producing
	companies.
D.	InvesTrust, N.A., or another custodian chosen by the Advisor,
	shall be the Custodian of all Investment Assets placed with the Sub-Advisor. The Sub-Advisor must ensure that duplicate brokerage confirmations of all transactions are sent to the Custodian and
	the Advisor.
E.	All money market funds used by the Sub-Advisor for a portion of
	Investment Assets placed with the Sub-Advisor must be approved
	in advance by the Advisor.
F.	The money market funds (cash) used by the Sub-Advisor for a
	portion of Investment Assets must have a balance at all times
	equal to at least one percent (1.0%), but not more than three
	percent (3.0%), of the market value of Investment Assets
	placed with the Sub-Advisor.
G.	All brokers used by the Sub-Advisor to execute transactions for
	the Fund must have a commercial paper rating of A1/P1 by Moody's and Standard & Poor's unless approved in advance by the Advisor.

Appendix 1 to Exhibit A
      This Appendix 1 to Exhibit A is provided in order to clarify certain matters with regard to the Fund's Investment Objectives, Policies and Other Restrictions. The numbers below refer to the corresponding numbers in Exhibit A.
II.B  -	Applies only to securities acquired on behalf of the Fund.
III.G -	Sub-Advisor requests, and Advisor grants approval of, all brokers used by Sub-Advisor.







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